EXHIBIT 5.1

                               LAW OFFICES OF

                        PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                 POST OFFICE BOX 7880               MENLO PARK
NEW YORK               SAN FRANCISCO, CALIFORNIA 94120         ORANGE COUNTY
SACRAMENTO                TELEPHONE (415) 983-1000             SAN DIEGO
SAN FRANCISCO             TELECOPIER (415) 983-1200            SAN JOSE
WASHINGTON, D.C.                                               HONG KONG
TOKYO


                                  June 9, 1998


Paradigm Technology, Inc.
694 Tasman Drive
Milpitas, CA 95035


         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as counsel for Paradigm Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,600,000 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 1,600,000 shares of Common Stock. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

         We are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and legally issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP